UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 2, 2010

PARADIGM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-09154	83-0211506
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9715 Key West Avenue, 3rd Floor, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

(301) 468-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2010, the Securities and Exchange Commission, pursuant to a Final Judgment as to Defendant FTC Capital Markets, Inc. issued by the United States District Court Southern District of New York on August 26, 2010 with respect to the action captioned Securities and Exchange Commission, Plaintiff, against FTC Capital Markets, Inc., FTC Emerging Markets, Inc., also d/b/a FTC Group, Guillermo David Clamens, Lina Lopez a/k/a Nazly Cucunuba Lopez, Defendants, Case No. 09 Civ. 4755 (PGG) and an Order of the United States District Court Southern District of New York dated November 24, 2010 in connection with such action, sold 13,848,183 shares of common stock, $0.01 par value per share, of Paradigm Holdings, Inc., a Wyoming corporation (the “Company”), held by FTC Emerging Markets, Inc. to the Company for $0.01 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

By:	/s/Richard Sawchak
Richard Sawchak
Chief Financial Officer

Date: December 2, 2010